Exhibit 99.1

Gaia, Inc. NasdaqGM: GAIA

FQ4 2023 Earnings Call Transcripts

Wednesday, March 27, 2024 8:30 PM GMT

Call Participants:

EXECUTIVES

James Colquhoun

CEO & Director

Jirka Rysavy

Founder & Executive Chairman

Ned Preston

Chief Financial Officer

ANALYSTS

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

Thierry Joseph Wuilloud

Water Tower Research LLC

Presentation:

Operator

Greetings, and welcome to Gaia Fourth Quarter and Full Year 2023 Earnings Conference Call. [Operator Instructions] As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Jirka Rysavy. Thank you. You may begin.

Ned Preston

Chief Financial Officer

Just real quick, I just want to make sure, do we need any forward-looking. This is Ned Preston, the CFO. Any forward-looking statements that we need to read as we head in here? If not, it’s covered in our 8-K and our earnings release, but -- and I will make sure at the end, if I need to read that, we will go ahead and do so. With that, I’ll hand it over to Jirka.

Jirka Rysavy

Founder & Executive Chairman

Thanks, Ned, and good afternoon, everyone. So we continue to build Gaia increasing momentum. And our member count at the end of 2023 grew over 800,000 benchmark, and we expect to finish our first quarter at about 838,000, which is a good milestone towards our 15% revenue growth target for 2024.

The annualized gross profit per employee in the fourth quarter grew to over $660,000, up from $535,000 in last year quarter. That growth was the key driver to our $8.4 million or 10% of revenue cash flow improvements. Revenue for the quarter increased to $20.7 million from $19.6 million in the year ago quarter, primarily because of our growth of the member base.

Member growth was increasing during the year, growing sequentially by additional 16,000 in the fourth quarter, ending to 806,000 up from 759,000 on December 1, 2022 (sic) [ December 31, 2022 ]. We expect the member growth to accelerate during 2024.

Gross profit for the quarter increased to $17.7 million from $17.0 million in the fourth quarter of 2022. This gross margin at 85.4% was kind of in line with the year. The net loss was $2.1 million or $0.09 compared to a net loss of $1.4 million or $0.07 last year in the last quarter. Because of higher marketing spend and increased amortization. But our operating cash flow increased by $2.1 million, and our free cash flow increased by $1.7 million to a positive $1 million. The cash balance as of December 31 ‘23 was $7.8 million with an unused $10 million line of credit, which is compared to net cash of $2.6 million, which was like $11 million -- $11.6 million in cash, but with $9 million borrowing on our $10 million credit line end of the last year.

Revenue for the whole year was $80.4 million compared to $82 million in 2022, as a company was still recovering from the post-COVID subscriber contraction, which was experimented by all industry during the second part of 2022. So why the loss for the year increased $2 million to $5.6 million because of increased marketing spend amortization, our free cash flow improved, as I mentioned, by $8.4 million to a positive $1.1 million for the year from the loss of $7.3 million in last year, even when we increased marketing spend to 41% of revenue from 37.2% revenue.

The free cash flow was helped by elimination of about $5 million of annualized expenses, which was finalized in the beginning of the year and included about 36 headcounts cut, which previously we had to bring in as a kind of balancing the efficiency work because the work-from-home mandates would exist previously.

We expect our member growth to accelerate in 2024, as I said, and we now expect to about double our net member addition from 16,000 we just reported in the fourth quarter to about 32,000 during the first quarter. And now Ned will speak to you more about the results. Go ahead, Ned.

Ned Preston

Chief Financial Officer

Hello. Yes. Thank you, Jirka. Revenue for the fourth quarter of 2023 increased 6% to $20.7 million from $19.6 million in the fourth quarter of 2022. Primarily, this was driven by our growth of the member base. Member growth increased during the year, growing sequentially by an additional 16,000 members during the fourth quarter with the member count ending the year at 806,000 members, up from 759,000 on December 31, 2022. We expect member growth to further accelerate with continuing increases of our ARPU during 2024.

Gross profit in the fourth quarter increased to $17.7 million from $17.0 million in the fourth quarter of 2022. Gross margin was 85.4%, in line with the year. Net loss was $1.8 million or negative $0.08 per share as compared to net loss of $1 million or negative $0.05 per share in the year ago quarter with higher amortization, but operating cash flow improved by $2.1 million and free cash flow improved $1.7 million to $1 million, up from negative $0.7 million during the same quarter last year.

The cash balance as of December 31, 2023, was $7.8 million, with an unused $10 million line of credit compared to net cash of $2.6 million or $11.6 million of cash with $9 million of borrowing against the line of credit a year ago.

Shifting to the 2023 full year financial results. Revenue for the year was $80.4 million as compared to $82 million in 2022 as the company was recovering from the post-COVID subscriber contraction experienced industry-wide during the latter part of 2022. Loss for the year was negative $5.6 million or negative $0.27 per share as compared to a loss of $3.6 million or negative $0.19 per share for 2022. With increased marketing spend and amortization, however, operating cash flow improved by $4.2 million.

For the year, free cash flow improved by $8.4 million to $1.1 million from negative $7.3 million, even as we increased marketing to 41.1% of revenue from 37.2% in the prior year. The free cash flow was helped by elimination of $5 million in annualized spending, finalized it in the beginning of the year, which included 36 headcounts added previously to offset reduced efficiency because of work-from-home mandates.

The company decided to restate the consolidated financial statements for 2022 and the first 3 quarters of 2023, making some presentation changes to be in line with the industry. None of these changes or the restatement impacts our revenue or free cash flow, and we are already reflecting this in the release.

We expect our member growth to accelerate during 2024 as we are now forecasting to double our net member additions from 16,000 in the fourth quarter of 2023 to 32,000 in the first quarter of 2024, finishing the first quarter with about 300 -- I’m sorry, 838,000 members while continuing to generate positive free cash flow. With that, I will hand it over to James Colquhoun, Gaia’s CEO.

James Colquhoun

CEO & Director

Thank you, Ned, and thank you, Jirka, and hello, everyone. As Jirka mentioned, we have continued our trend on executing on cash flow positive growth for the final 3 consecutive quarters of 2023. We found continued improvements in marketing efficiency with some of our lowest customer acquisition costs since the beginning of 2021 and continued our execution on improving ARPU on an annualized basis.

Since moving into the role as CEO as of December, I’ve centered my initial focus on improving marketing efficiency and the return on cash from our marketing spend. Key to this success has been the rollout of our direct-to-pay campaigns in Q4, which has had to result in improving retention by incentivizing members to skip a trial period and move directly to a paid in full membership with a focus on our annual plan.

Additionally, to facilitate this transition has been the continued rollout of our Gaia Marketplace Initiative where members can show a curated selection of experiences, retreats, courses and physical goods with access to exclusive member-only discounts. This project is aimed at supporting the conscious life cycle of our members whilst also improving cash flow and increasing the company’s gross revenue as we booked the [indiscernible] from sales at 100% gross margin.

In Q4, we also implemented further projects leveraging AI within the organization from improvements at a product level to building efficiencies and cost savings on a team level. Key to this was launching an AI-powered search engine trained on our exclusive categorical metadata and transcripts, unlocking the power of our transformational conscious media library of over 10,000 titles in English, Spanish, French and German. Members can now enter search queries related to their transformational interest and quickly uncover the most relevant films, series episodes, yoga classes or documentaries to stream. We continue to look into further ways we can capitalize on our exclusive content library and data as we move forward.

These projects are continuing our focus on establishing Gaia as the world’s leading player in the conscious and transformative media space and leveraging our capacity to use AI to find more efficient ways to reach our target audience and grow our community.

2023 was also a landmark year for us. On the content side, we released over 1,500 titles across our 4 languages and produced 5 live events. Our top programs in 2023 included our original series releases of Channeling: A Bridge to the Beyond, Biohacking with Dave Asprey, Ancient Civilization Season 5 and an original documentary called Healing Vibrations. Moving forward for 2024, our focus will be to continue to execute on improving our marketing efficiency, the rollout of our marketplace initiative, a renewed focus on our premium membership tier, growing improvements in ARPU all maintaining cash flow positive growth. And I know it’s been some time since our last announcement, and we’re looking forward to updating you all on our Q1 numbers shortly.

As a quick sneak peek, we relaunched our premium membership tier with a new rebrand from Events+ to Gaia+ and celebrated with a sold-out immersion event at our GaiaSphere Event Center and a new record of over 52,000 unique live stream attendees from across the globe. And with that, I’ll pass back to Jirka to close up.

Jirka Rysavy

Founder & Executive Chairman

Yes. Yes. So before I close out, actually, I’d like to let Ned to read the forward-looking statements, which we neglected to reach front of the statement and then I close up.

Ned Preston

Chief Financial Officer

Okay. I’ll go through this quickly. As I said, in the 8-K as well as the earnings release, but forward-looking statement, the press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties.

When used in this discussion, we intend to use the words anticipate, believe, contemplate, continue, could, estimate, expect, future, hope, intend, may, might, objective, ongoing plan, potential, predict, project, should, strive, target, will and would and similar expressions as they relate to us to identify such forward-looking statements.

Forward-looking statements include, without limitation, the company’s plans related to restatement of the financial statements, our ability to attract new members and retain existing members, our ability to compete effectively including for customers with different modes of entertainment, maintenance and expansion of device platforms for streaming, fluctuation and customer usage of our service. Fluctuations in quarterly operating results service disruptions, product risks, general economic conditions, future losses, loss of key personnel, price changes, brand reputation, acquisitions, new initiatives, we undertake, security and information systems legal liability for website content, failure of third parties to provide adequate service, future Internet-related taxes, our founders control of us, litigation consumer trends, the effect of government regulation and programs the impact of public health threats increased including the coronavirus COVID-19 pandemic and a response to it and other risks and uncertainties including in our filings with the U.S. Securities and Exchange Commission.

These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including the outcome of the company’s completion of the qualification and evaluation of the specific impact of the errors identified in the company’s financial results and previously issued financial statements including the possibility of material adjustments thereto, the discovery of additional and unanticipated information during the procedures required by completing before the company is able to file its annual report on Form 10-K for the year ended December 31, 2023, and the application of accounting or tax principles in an unanticipated manner.

Also additional risk factors set forth in the company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled Risk Factors in the company’s annual report and Form 10-K filed with the SEC. We caution you that no forward-looking statement as guarantee of future performance, and you should not place undue reliance on these forward-looking statements, which reflect our views only as of the date of the press release. We undertake no obligation to update any forward-looking information. With that, I’m going to pass it back to Jirka.

Jirka Rysavy

Founder & Executive Chairman

Thank you. So that's the interesting thing, I would have a final thought. So for the summary, we started this year with $7.8 million in cash and $10 million of unused credit line. And our current view on our 4 business indicators for 2024, we expect our revenue to grow about 15%, as we said in the last call. And that is with continuing growth of ARPU. We’re also planning to increase our gross profit per employee going forward and continue to deliver a positive free cash flow. And this concludes our remarks. And now I’d like to open to the questions. So operator, please.

Question and Answer

Operator

[Operator Instructions] Our first question comes from Mark Argento with Lake Street Capital Markets.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

That you got -- you drew the short straw there. It was a mouthful. Just wanted to dig in a little bit on the growth, 15% growth. I know you kind of referenced ARPU growth, but maybe seeing some nice sub growth what’s the balance there between sub growth and overall kind of ARPU growth? And just walk us through kind of current pricing?

Jirka Rysavy

Founder & Executive Chairman

So to start, we’re probably looking in the right now, we gave you the number for the first quarter, which is about 10%, and we’re probably going to be similar in the revenue growth in the first Q or corresponding. I didn’t really calculate it, but it’s kind of, I think, that way.

And for the pricing, you guys?

James Colquhoun

CEO & Director

Thank you, Mark. So it’s James here. With pricing, we plan on increasing our USD pricing later in the year. We’re also increasing our EUR and GBP pricing by the end of this quarter, Q1. So this will increase ARPU. Additionally, we’ll be continuing to maintain a blend of our third-party, second-party and direct members to maintain steady ARPU and growth for the year. And with the addition of Marketplace as well as we continue to scale out of that initiative, that will help us to increase cash flow throughout the year and also contribute, like we mentioned to this ARPU growth as we keep the foot on the gas with subscriber growth. So that’s our plan.

Ned Preston

Chief Financial Officer

Yes. And Mark, this is Ned. The last thing to add would 2024 is going to get us on a more natural path. So as you’ve modeled and others have modeled for us this past year, our member growth and revenue was not aligned, right? Going forward, that will be more the case. And I think your model for 2024 has us growing revenue higher than our actual member growth. And we are excited to get back on this more predictive path where we will talk about member growth, along with other items like ARPU as well as churn and other items. But we’re real excited here for 2024, the numbers we provided already out of the gate here for Q1, and we look forward to talking about that in a lot more detail in about 5 weeks with our Q1 results.

Jirka Rysavy

Founder & Executive Chairman

Yes. We’re going to have -- it’s probably in the second part of the year, you’re going to have revenue growing faster than members because, as we mentioned, we plan to increase prices somewhere in the second part and fall or somewhere there. So that I expect will kind of decouple that. So you see revenue a little faster because we probably we expect probably little conversion, but the revenue we already did it once before. So we have some statistics. But we also kind of back to our regular seasonality, which was kind of messed up by the COVID so do you see the kind of force in first quarter? Probably we don’t know, obviously, how the second quarter will look, but we definitely -- you see the increase to the first quarter from fourth. And we’ll see how the price increases do so far on the industry, a lot of people raise the prices. So it’s kind of expected. So we don’t expect much pushback. We’re also going to increase prices only for new people, not for existing members.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

And then I know marketplace, you tested a little in Q3, I believe generated on $100,000 worth of revenue. Any continued test there or thoughts on -- is that -- can that be a material yet small revenue contributor in 2024? Or how should we be thinking about that?

James Colquhoun

CEO & Director

Yes. Thanks, Mark. Yes, we’ve continued to roll out. It’s still in a beta phase at this stage. We had a sold out Egypt tour in November with one of our top talent from tentpole series Ancient Civilization. As we move into Q2, 3 and beyond is where we’ll anticipate rolling this out in a more serious fashion. And I’ll have more to report to you on that later in the year.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

And then just imposing that with the Gaia+, is there -- I mean are they intertwined at all? Or maybe just refresh us on the relaunch of Gaia+?

James Colquhoun

CEO & Director

Yes, that we’ll be discussing in more detail on our Q1 call. It’s just happened in the week, 1.5 weeks ago. Essentially, it’s a rebrand of our Events+ tier, which is our premium membership tier. And it’s these 2 initiatives, our premium membership tier along with Marketplace and in addition to that, our price increase, which will, as Jirka said, start to see the subscriber growth and ARPU grow consistently as we go throughout the year.

So really happy to have these initiatives in place now so that we can keep our subscriber growth and ARPU growth moving upwards in conjunction with each other.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

Last one from me. But in terms of the cost to acquire a new subscriber, it looks like it’s flat to down. Is that a function of basically what you’re caught, what the spend is, what your buying keywords or Facebook or other kind of platforms? Or what’s really kind of driving your ability to acquire officially?

James Colquhoun

CEO & Director

There’s a few things there, Mark. In the fourth quarter, we saw our customer acquisition costs on the average for that quarter at one of the lowest levels since the beginning of Q1 of 2021. A lot of these improvements are driven through a number of factors, but most of all, just finding new conversion improvements on landing pages and checkout conversion. In addition, some of these online events where we bring select content in front of the paywall and provide our leads or prospects with an experience of Gaia before inviting them into a membership, which reduces the acquisition cost.

Additionally, as we implemented some of these campaigns, it’s helped with retention as well because we’ve invited members into paying for a membership upfront, either monthly or incentivized annual plan. And this has been really positive for us as a company. And we’re seeing these improvements continue to roll through into Q1, which we’ll be reporting on in more detail shortly.

Operator

Our next question comes from Thierry Wuilloud with Water Tower Research.

Thierry Joseph Wuilloud

Water Tower Research LLC

Yes. I think you’ve covered most of the questions. But still the 38,000 -- the improvement in membership for the first quarter, is it seasonal? Is there something new? Is it -- I’m wondering if -- I know that you talked about acquisition costs being lower. I’m wondering if you can give us a bit more color maybe on what’s driving that?

James Colquhoun

CEO & Director

I’ll start and I can see if there’s further answers on this side. I would say, first and foremost, just the continuing improvements in marketing efficiency since I moved from the Board to COO and then COO to CEO in December, one of my key focuses has been on how can we improve on the efficiency of acquisition pathways of our customers just by really dialing in on understanding our market segment in a deeper way and targeting our message to our sort of core avatars plus some fine-tuning some of the work that Jirka did previous to my coming on board, where he was focusing on how we are focusing our marketing acquisition on our highest retention segments as well, which has further stabilized the business.

And I just think, over time, Thierry, we’re seeing this come together, and we’re getting more and more data as we grow. So it’s a really strong signal. And I’m happy to see that we’re back to growth in a meaningful way.

Jirka Rysavy

Founder & Executive Chairman

All I would say in the market [indiscernible] definitely lowering the cost, but it was actually my personally big expectation because that’s how I kind of wanted James to come to this position because marketing that’s his background as we merge this company in and we kind of, he did a lot of it with outside capital, and I kind of like that. So you see some of the first impact of, I think, James’ impact on the marketing. But it’s a lot of the work actually marketing work was done by our President over the last second part of the year to prep the thing. So it’s going to be more like a fine tune. So you already saw it in the fourth quarter, third quarter, we started to grow again. But we like the idea, keep accelerating that growth because I think it’s -- we have such -- so much potential. So I’m glad that James doing his job.

Thierry Joseph Wuilloud

Water Tower Research LLC

Did you say that you are using live events to attract new members. How does that work? Do you invite them to attend and then that gives you good leads and you sign them up? Or how is that working?

James Colquhoun

CEO & Director

So one of the strategies, Thierry, that we implemented last year was, like I mentioned, putting some content in front of the paywall. So that people -- our leads and prospects can experience some of the content inside of Gaia before inviting them into a membership. And this has been very effective for us in terms of reducing acquisition costs. And then also encouraging people directly into an annual membership, which boosts our retention because clearly, for most businesses in this space and the subscription industry, the 0 to 90 days is your typically your largest churn event. So to leapfrog that is a huge incentive.

You’re referring to a recent event we had in March that sold out. We did open that up for a limited time, live stream attendees. And as I mentioned, we had over 52,000 unique attendees. And it’s great to see an initiative that was launched by Jirka in 2019 with the GaiaSphere Event Center that we’re able to start really leveraging that technology to reach more people and open up our top of funnel. And ultimately, we’ll be able to retarget these people and that the hope is will further drive acquisition costs down and scale our membership as we continue to move forward.

Thierry Joseph Wuilloud

Water Tower Research LLC

I mean 52,000 unique attendees for one event -- that’s a live event, yes, that’s pretty amazing.

James Colquhoun

CEO & Director

Yes, we’re very happy with the result.

Thierry Joseph Wuilloud

Water Tower Research LLC

Yes. So you said you will give us some more insights on Gaia+ when you report the first quarter? Or is that -- did I understand that well because I had a bunch of questions about Gaia+?

James Colquhoun

CEO & Director

That will be when we do Q1 and just to let you know, this only happened within the last few weeks of the first quarter. So it will be just beginnings of our leaning into that premium tier, and we intend to continue scaling that throughout the year, alongside our Marketplace initiatives. So I’m grateful that a lot of the groundwork is done, and we can focus on execution as we move throughout the year.

Thierry Joseph Wuilloud

Water Tower Research LLC

Are there any metrics about Gaia Marketplace that you can share with us, maybe the number of offerings on the platform, is it open to every single one of your members or not quite yet? Can you give us some color there?

James Colquhoun

CEO & Director

Thierry, we’re still in a beta on the marketplace. I’ll be providing some more data that on our Q1 call. And so far, the testing we’ve been doing continues to prove great results, and we’re just staging our rollout to our full membership as we continue to solidify the offering. So I’ll let you know more on that on the Q1 call.

Thierry Joseph Wuilloud

Water Tower Research LLC

Okay. And then maybe a quick last question for Ned. Presentation changes. Is there -- can you quickly give us some insights as to what those changes have been [indiscernible]?

Ned Preston

Chief Financial Officer

Yes. No. I mean, as you know, I’ve been on Board now for -- since the end of June, and I’ve talked to well over 100 investors and a lot of people have asked me the same thing as they’ve said, look, it’s hard to track Gaia against similar people in your industry. And so really, in closing out my first fiscal year as well as the fact that we brought on new auditors, we transitioned to new auditors in Q4 due to our previous auditors leaving the public space. We went through and looked at all of our financial statements, and it was really an opportunity to align with industry standards. And so really what we shared in the 8-K. As I said earlier, none of the changes or restatements impact our revenue or free cash flow, and we are already reflecting that in this release. But what I’m really happy with is now, as I talk to existing and potential investors, we’ll be speaking the same language around common factors of the business.

Operator

We have reached the end of the question-and-answer session. I’d now like to turn the call back over to management for closing comments.

Jirka Rysavy

Founder & Executive Chairman

Well, thank you, everyone, for joining, and we look forward to speaking with you when we report our first quarter results in early May. Thank you very much.

Operator

This concludes today’s conference. You may disconnect your lines at this time, and we thank you for your participation.